EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78809) pertaining to the Galey & Lord, Inc. 1999 Stock Option Plan of our report dated November 5, 1999, with respect to the consolidated financial statements and schedule of Galey & Lord, Inc. included in this Annual Report (Form 10-K) for the year ended October 2, 1999.




                                                  Ernst & Young LLP


Greensboro, North Carolina
December 29, 1999